UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant To Section 13 or 15(d) of The
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 5, 2006

                      CITY NATIONAL BANCSHARES CORPORATION
               (Exact name of registrant as specified in charter)


State of New Jersey                   0-11535                   22-2434751
(State or other jurisdiction       (Commission               (I.R.S. Employer
of incorporation)                  File Number)           Identification Number)


                   900 Broad Street, Newark, New Jersey 07102
               (Address of principal executive offices) (zip code)


       Registrant's telephone number, including area code: (973) 624-0865


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 2, 2006, City National Bancshares Corporation (the "Corporation") and City National Bank of New Jersey (the "Bank") revised, amended and extended the employment agreement of Louis E. Prezeau to serve as the President and Chief Executive Officer of both entities. The agreement is for a term of three years, effective as of May 26, 2006.

Under the agreement, Mr. Prezeau is to receive an annual salary of at least $268,000, subject to increases in the second and third year of the agreement at the discretion of the Board. Additionally, Mr. Prezeau is to receive an annual performance bonus equal to:

      o 10% of the amount of earnings, as defined, of the Corporation for each year that exceed 10% but are less than 15% of the amount of the Corporation's common stockholders' equity, plus;

      o 20% of the amount of earnings, as defined, of the Corporation for such year that exceed 15% of the amount of the Corporation's common stockholders' equity.

The performance bonus shall be paid in cash or common stock of the Corporation, at the election of Mr. Prezeau, subject to certain limitations set forth in the agreement.

Under the agreement, Mr. Prezeau may be granted an option to purchase an undetermined amount of the Corporation's common stock at a price to be determined at the time the option is granted. If the Corporation and the Bank do not offer to renew the agreement upon its termination under terms satisfactory to Mr. Prezeau, or if the Corporation or the Bank terminates Mr. Prezeau's employment without cause (as defined), then Mr. Prezeau shall receive a lump sum amount equal to his then current base salary and a limited continuation of his life and health insurance coverage. If Mr. Prezeau terminates his employment due to a change in control of the Corporation (as defined), or if the Bank or the Corporation fail to comply with their obligations under the agreement or upon the failure of the stockholders of the Corporation to elect Mr. Prezeau as a director, Mr. Prezeau shall be entitled to receive an amount equal to two (2) times his base salary plus an amount equal to his most recently earned performance bonus. Mr. Prezeau is also entitled to fringe, medical, health and life insurance benefits (including life insurance for an amount of up to three times his base salary then in effect), the use of an automobile, and reimbursement for expenses. Subject to certain exceptions, Mr. Prezeau's life and health coverage, or substantially similar coverage, will continue for a period of two (2) years after termination of the agreement.

For a period of one (1) year after the termination of the agreement, Mr. Prezeau is prohibited from competing with the Bank or the Corporation, subject to certain exceptions, within a 60 mile radius of the Bank's main office or within a five (5) mile radius of any branch of the Bank existing as of the date of such termination. At all times while Mr. Prezeau is employed by the Bank and the Corporation, he is subject to certain confidentiality covenants.

The foregoing summary of the above described employment agreement is not intended to be complete, and is qualified in its entirety by reference to the


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employment  agreement  which is attached to this  Current  Report on Form 8-K as
Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

    Exhibit
    Number                             Description
    ------                             -----------

    10.1 Employment Agreement, dated as of May 26, 2006, by and among City National Bancshares Corporation, City National Bank of New Jersey and Louis E. Prezeau

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CITY NATIONAL BANCSHARES CORPORATION

Date:  December  4,  2006             By:  /s/ Edward R. Wright
                                      ------------------------------------------
                                      Edward R. Wright  Senior
                                      Vice President and Chief Financial Officer





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                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number                              Description
------                              -----------

10.1 Employment Agreement, dated as of May 26, 2006, by and among City National Bancshares Corporation, City National Bank of New Jersey and Louis E. Prezeau





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